UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.   20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 17, 2010
Date of Report (Date of the earliest event reported)

Keystone Consolidated Industries, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-3919	37-0364250
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5430 LBJ Freeway, Suite 1740, Dallas, Texas		75240-2697
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code
(972) 458-0028

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 260.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On August 17, 2010 the Registrant and certain of its subsidiaries entered into Amendment No. 4 to its Loan and Security Agreement dated August 31, 2005, as previously amended (the “Amendment”) with Wells Fargo Capital Finance, LLC.  Among other things, the Amendment:

•	lowers the maximum credit under the facility from $100 million to $70 million,
•	lowers the facility’s interest rate to prime plus a margin ranging from 0.25% to 0.5% (for prime-based borrowings) or LIBOR plus a margin ranging from 2.00% to 2.25% (for Eurodollar-based borrowings),
•	removes performance covenants unless excess availability is less than $10 million, at which point, the Registrant is required to maintain a fixed charge coverage ratio of 1.0,
•	allows for unrestricted distribution of dividends and repurchases of the Registrant’s stock if excess availability is greater than $10 million,
•	extends the term of the facility for 5 years to August 17, 2015, and
•	reduces monthly service fees, line of credit fees and unused line fees.

This summary of the terms of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which has been filed as Exhibit 4.1 to this Current Report.  The Registrant has no material relationship with the lender other than the amended credit facility described herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Item No.	Exhibit Index
4.1	Amendment No. 4 to Loan and Security Agreement dated as of August 17, 2010 by and between the Registrant and Wells Fargo Capital Finance, LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEYSTONE CONSOLIDATED INDUSTRIES, INC.
(Registrant)

By:          /s/ Bert E. Downing, Jr.
Bert E. Downing, Jr.
Vice President, Chief Financial Officer, Corporate Controller and Treasurer

Date:  August 17, 2010

INDEX TO EXHIBITS

Exhibit No.	Description
4.1	Amendment No. 4 to Loan and Security Agreement dated as of August 17, 2010 by and between the Registrant and Wells Fargo Capital Finance, LLC.